SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO
FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2011

Charter Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

001-33664	43-1857213
(Commission File Number)	(I.R.S. Employer Identification Number)

12405 Powerscourt Drive
St. Louis, Missouri 63131
(Address of principal executive offices including zip code)

(314) 965-0555
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

Charter Communications, Inc. (the “Company”)  held its Annual Meeting of Stockholders on April 26, 2011.  The meeting included the election of directors and five other matters.  Of the total 114,489,841 shares of Class A common stock issued, outstanding and eligible to vote at the meeting, 101,163,555 shares, representing the same number of votes, were represented in person or by proxy at the meeting.  The votes cast for all matters is set forth below:

1. Election of Class A Directors

Nominees	Number of Votes FOR	Number of Votes WITHHELD	Broker Non-Votes
Robert Cohn	94,052,374	1,992,919	5,118,262
W. Lance Conn	90,691,231	5,354,062	5,118,262
Darren Glatt	95,983,990	61,303	5,118,262
Craig A. Jacobson	95,983,990	61,303	5,118,262
Bruce A. Karsh	95,983,404	61,889	5,118,262
Edgar Lee	95,983,404	61,889	5,118,262
Michael J. Lovett	95,982,867	62,426	5,118,262
John D. Markley, Jr.	95,983,990	61,303	5,118,262
David C. Merritt	95,983,990	61,303	5,118,262
Stan Parker	95,806,870	238,423	5,118,262
Eric L. Zinterhofer	94,054,910	1,990,383	5,118,262

2. Vote to approve the Company’s Executive Bonus Plan
FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
75,273,233	20,545,236	226,824	5,118,262

3. Vote to approve the Company’s Executive Incentive Plan
FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
92,921,139	2,897,330	226,824	5,118,262

4. Advisory vote on the approval of Executive Compensation
FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
77,787,964	18,027,504	229,825	5,118,262

5. Advisory vote on the frequency of holding a vote on Executive Compensation
THREE YEARS	TWO YEARS	ONE YEAR	ABSTAIN	BROKER NON-VOTES
72,304,136	62,595	23,678,219	343	5,118,262

6. Vote to ratify the appointment of KPMG LLP as Company’s independent public accounting firm
FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
101,161,786	1,363	406	0

 In light of the vote on Proposal No. 5 above and the recommendation of the Company’s Board of Directors in the Company’s proxy statement, the Compensation and Benefits Committee of the Board of Directors has decided to hold an advisory vote on Executive Compensation every three years.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Charter Communications, Inc. has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARTER COMMUNICATIONS, INC.
Registrant

Dated: July 29, 2011

By:/s/ Kevin D. Howard Name: Kevin D. Howard Title: Senior Vice President-Finance, Controller and Chief Accounting Officer

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